EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fourth Quarter and Fiscal Year Ended September 30, 2010

ALBUQUERQUE, New Mexico, December 21, 2010 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its fourth quarter and fiscal year ended September 30, 2010.

QUARTERLY RESULTS

Revenue:
Consolidated revenue for the fourth fiscal quarter ended September 30, 2010 was $54.1 million, which represents a 16% sequential increase compared to the immediate preceding quarter.  On a segment basis, revenue for the Fiber Optics segment was $34.4 million, which represents a 9% sequential increase compared to the immediate preceding quarter.  Revenue for the Photovoltaics segment was $19.7 million, which represents a 30% sequential increase compared to the immediate preceding quarter.

Gross Profit:
Consolidated gross profit was $12.8 million, no change when compared to the immediate preceding quarter.  Consolidated gross margin was 23.6%, down from the 27.5% gross margin reported in the immediate preceding quarter.  On a segment basis, Fiber Optics gross margin was 20.4%, down from the 25.9% gross margin reported in the immediate preceding quarter.  Photovoltaics gross margin was 29.3%, down from the 30.7% gross margin reported in the immediate preceding quarter.

Operating loss:
The consolidated operating loss was $1.8 million, an improvement of $6.5 million, or 78%, from the $8.3 million operating loss reported in the preceding quarter.

Net loss:
The consolidated net loss was $0.9 million, an improvement of $8.3 million, or 90%, from the net loss of $9.2 million reported in the preceding quarter.  The consolidated net loss per share was $0.01, an improvement of $0.10 per share from the $0.11 net loss per share reported in the preceding quarter.

Non-GAAP Operating loss:
After excluding certain non-cash and other adjustments as set forth in the attached non-GAAP table, the consolidated non-GAAP operating loss was $1.9 million, an improvement of $0.9 million, or 31%, from the $2.8 million non-GAAP operating loss reported in the preceding quarter.

ANNUAL RESULTS

Revenue:
Consolidated revenue for the fiscal year ended September 30, 2010 was $191.3 million, an increase of $14.9 million, or 8%, from $176.4 million reported in the prior year.  On a segment basis, revenue for the Fiber Optics segment was $121.7 million, an increase of $7.6 million, or 7%, from $114.1 million reported in the prior year.  Revenue for the Photovoltaics segment was $69.6 million, an increase of $7.3 million, or 12%, from $62.3 million reported in the prior year.

Gross Profit:
Consolidated gross profit was $50.7 million, an improvement of $57.0 million, from a gross loss of $6.3 million reported in the prior year.  Consolidated gross margin was 26.5%, an improvement from the negative 3.6% gross margin reported in the prior year.  In the prior year, the Company incurred significant excess and obsolescence inventory charges.  On a segment basis, Fiber Optics gross margin was 23.1%, an improvement from the negative 13.0% gross margin reported in the prior year.  Photovoltaics gross margin was 32.3%, an improvement from the 13.6% gross margin reported in the prior year.

Operating loss:
The consolidated operating loss was $21.4 million, an improvement of $119.6 million, or 85%, from the $141.0 million operating loss reported in the prior year.  In fiscal 2009, the Company recorded $60.8 million of non-cash impairment charges related to goodwill, intangible assets, and other long-lived assets in the Fiber Optics segment.

Net Loss:
The consolidated net loss was $23.7 million, an improvement of $115.1 million, or 83%, from the net loss of $138.8 million reported in the prior year, with the variance primarily due to the non-cash provisions and impairment charges discussed above as well as, improved operating performance at the gross margin level.   The consolidated net loss per share was $0.28, an improvement of $1.47 per share from the $1.75 net loss per share reported in the prior year.

Non-GAAP Operating loss:
After excluding certain non-cash and other adjustments as set forth in the attached non-GAAP tables, the consolidated non-GAAP operating loss was $11.9 million, an improvement of $30.5 million, or 72%, from the $42.4 million non-GAAP operating loss reported in the prior year.

Order Backlog
As of September 30, 2010, the Company had a consolidated order backlog of approximately $71.3 million, a $3.7 million, or 6%, increase from the $67.6 million order backlog reported as of the end of the preceding quarter.  On a segment basis, the year-end Photovoltaics order backlog totaled $52.9 million, a $10.4 million, or 25%, increase from $42.5 million reported as of the end of the preceding quarter.  The year-end Fiber Optics order backlog totaled $18.4 million, a $6.7 million, or 27% decrease from $25.1 million reported as of the end of the preceding quarter.  Order backlog is defined as purchase orders or supply agreements accepted by the Company with expected product delivery and/or services to be performed within the next twelve months.

Balance Sheet and Liquidity Update
During fiscal 2010, management implemented a series of measures and continues to evaluate opportunities intended to align the Company’s cost structure with its revenue forecasts.  On July 30, 2010, the Company entered into an agreement for the establishment and operation of a joint venture with San’An Optoelectronics Co., Ltd. for the purpose of engaging in the development, manufacturing, and distribution of CPV receivers, modules, and systems for terrestrial solar power applications under license from the Company.

As of September 30, 2010, cash and cash equivalents was approximately $19.9 million and working capital totaled $34.9 million.  For the fiscal year ended September 30, 2010, the Company generated $3.4 million in cash from operations compared with a consumption of $29.6 million of cash in the prior year.  The improvement in cash flow was due primarily to improved operating performance and working capital management, as well as an increase in customer deposits and advanced payments when compared to the prior year.  With respect to measures taken to improve liquidity, in November 2010, the Company entered into a three-year $35 million asset-backed revolving credit facility with Wells Fargo Bank, which can be used for working capital, letters of credit, and other general corporate purposes.

Business Outlook
In the first fiscal quarter ending December 31, 2010, the Company expects consolidated revenue to be $50 to $53 million.

Conference Call
EMCORE will discuss its results today on a conference at 4:30pm EST.  To participate in the conference call, U.S. callers should dial (toll free) 877-941-2068 and international callers should dial 480-629-9712.  The access code for the call is 4387832.  A replay of the call will be available beginning Tuesday, December 21, 2010 at 7:30 p.m. EST until December 28, 2010 at 11:59 p.m. EST.  The replay call-in number for U.S. callers is 877-870-5176, for international callers it is 858-384-5517 and the access code is 4387832.  The call also will be web cast via the Company's web site at http://www.emcore.com.  Please go to the site beforehand to download any necessary software.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optics, space and solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaics segment provides products for both space and terrestrial applications.  For space applications, EMCORE offers high efficiency gallium arsenide (GaAs) solar cells, covered interconnected cells (CICs) and panels.  For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward–Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.  Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the transfer of business and operations into joint ventures may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse effects relating to the Company’s remaining businesses; (b) the challenge of joint ventures retaining key employees; (c) the impact on the Company, our customers and our suppliers from the current domestic and international economic and financial market conditions; (d) the success of our cost reduction efforts in achieving their expected benefits, due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (e) delays and other difficulties in commercializing new products; (f) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (g) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (h) other risks and uncertainties described in our filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the U.S. Securities and Exchange Commission ("SEC") that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

Use of Non-GAAP Financial Measure
The Company provides a non–GAAP operating loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance.  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with U.S. GAAP.  This press release also contains a reconciliation of the non–GAAP financial measure to its most comparable U.S. GAAP financial measure.

The Company believes that the additional non–GAAP financial measure is useful to investors in assessing the Company’s operating performance.  In particular, management believes it is appropriate in evaluating the Company’s operations to exclude gains or losses from specific accounts receivable and inventory adjustments, loss from firm commitments, patent litigation and other corporate legal–related charges, impairment, and other non-cash charges because these items would make results less comparable between periods.  Management also uses this measure internally to evaluate the Company's operating performance, and the measure is used for planning and forecasting of future periods.  In addition, financial analysts that follow our Company may focus on and publish both historical results and future projections based on our non–GAAP financial measure.  We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While management believes that this non–GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non–GAAP financial measure.  Our non-GAAP financial measure may not be reported by all of the Company's competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. The Company compensates for these limitations by using this non–GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of the non–GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non–GAAP financial measures are not in accordance with or an alternative for U.S. GAAP.  The Company's non–GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
For the three and twelve months ended September 30, 2010 and 2009
(in thousands, except loss per share)
(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009

Revenue	$54,076	$40,527	$191,278	$176,356

Cost of revenue	41,295	38,993	140,617	182,666

Gross profit (loss)	12,781	1,534	50,661	(6,310)

Operating expenses:
Selling, general, and administrative	7,295	11,736	42,549	46,775
Research and development	7,282	6,445	29,538	27,100
Impairments	-	-	-	60,781
Total operating expenses	14,577	18,181	72,087	134,656

Operating loss	(1,796)	(16,647)	(21,426)	(140,966)

Other (income) expense:
Interest income	(2)	(1)	(24)	(84)
Interest expense	109	99	439	542
Foreign exchange loss (gain)	(881)	(481)	1,008	154
Change in fair value of financial instruments	(159)	-	475	-
Cost of financing instruments	22	-	370	-
Impairment of investment	-	-	-	367
Gain from sale of investments	-	-	-	(3,144)
Total other expense (income)	(911)	(383)	2,268	(2,165)

Net loss	$(885)	$(16,264)	$(23,694)	$(138,801)

Per share data:

Net loss per basic and diluted share	$(0.01)	$(0.20)	$(0.28)	$(1.75)

Weighted-average number of basic and diluted shares outstanding	85,009	80,647	83,166	79,140

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
As of September 30, 2010 and 2009
(in thousands)
(unaudited)
	As of September 30, 2010	As of September 30, 2009
ASSETS

Current assets:
Cash and cash equivalents	$19,944	$14,028
Restricted cash	1,298	1,521
Available-for-sale securities	-	1,350
Accounts receivable, net of allowance of $8,399 and $7,125, respectively	40,125	39,417
Inventory	32,056	31,685
Prepaid expenses and other current assets	5,312	4,712

Total current assets	98,735	92,713

Property, plant and equipment, net	46,990	55,028
Goodwill	20,384	20,384
Other intangible assets, net	10,738	12,982
Long-term restricted cash	-	163
Other non-current assets, net	991	753

Total assets	$177,838	$182,023

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Borrowings from credit facility	$10,573	$10,332
Short-term debt	-	842
Accounts payable	26,156	24,931
Accrued expenses and other current liabilities	27,115	21,883

Total current liabilities	63,844	57,988

Warrant liability	475	-
Other long-term liabilities	87	104

Total liabilities	64,406	58,092

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized; no shares outstanding	-	-
Common stock, no par value, 200,000 shares authorized; 85,346 shares issued and 85,187 shares outstanding as of September 30, 2010; 80,982 shares issued and 80,823 shares outstanding as of September 30, 2009	701,997	688,844
Accumulated deficit	(587,259)	(563,565)
Accumulated other comprehensive income	777	735
Treasury stock, at cost; 159 shares as of September 30, 2010 and 2009	(2,083)	(2,083)
Total shareholders’ equity	113,432	123,931

Total liabilities and shareholders’ equity	$177,838	$182,023

The Company has provided a reconciliation of the non–GAAP operating loss financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

Non-GAAP Table Operating Loss Unaudited (in thousands)
	Three Months Ended		Twelve Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2010	2009

Operating loss – GAAP	$(1,796)	$(8,342)	$(21,426)	$(140,966)

Specific adjustments:
Impairments	-	-	-	60,781
Inventory valuation adjustments	-	-	(1,185)	15,876
Corporate legal expense	(152)	348	4,702	5,583
Tangshan JV termination fee	-	2,775	2,775	-
Provision for doubtful accounts	-	2,400	1,950	4,894
Surrender of stock options	-	-	1,252	-
Loss on firm commitments	-	-	-	8,515
Restructuring charges	-	-	-	1,993
Warranty accrual adjustments	-	-	-	954

Operating loss – Non-GAAP	$(1,948)	$(2,819)	$(11,932)	$(42,370)

Contact:

Mark Weinswig
Chief Financial Officer
(505) 332-5000
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com